UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 18, 2014

(Exact Name of Registrant as Specified in Its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

001-33653	31-0854434
(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of Principal Executive Offices)	(Zip Code)

(800) 972-3030

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2014, the Human Capital & Compensation Committee of the Board of Directors of Fifth Third Bancorp (the “Company) adopted the Fifth Third Bancorp Executive Change in Control Severance Plan (the “Plan”), to be effective as of January 1, 2015. The purpose of the Plan is to (1) replace all existing change-in-control agreements with executives, which will expire on December 31, 2014 in accordance with their terms; (2) eliminate the remaining excise tax gross-up provisions in the expiring change-in-control agreements; (3) provide market level severance benefits to certain officers upon a qualifying termination after a change in control; (4) continue to condition receipt of such severance benefits upon execution of a release and non-compete agreement; and (5) allow for a consistent approach to change-in-control severance benefits for covered officers.

Under the Plan, certain executives will receive severance if, in connection with a change in control, the executive’s employment is terminated without Cause (as defined in the Plan) or the executive resigns for Good Reason (as defined in the Plan). Upon a qualifying termination after a change in control, a named executive officer will receive an amount equal to 2.99x the sum of Base Salary and Variable Compensation Amount (each as defined in the Plan), except for Mr. Forrest, our Executive Vice President & Chief Credit and Risk Officer, who will receive 2.00x such sum. In addition, insurance benefits and certain retirement benefits payable to the named executive officers will be paid for three years, except for Mr. Forrest who will receive two years of such payments. As noted above, no excise tax gross-ups will be provided. Mr. Kabat, our Chief Executive Officer, Mr. Carmichael, our President and Chief Operations Officer, and Mr. Sullivan, our Regional Vice President, were eligible to receive excise tax gross-ups under their existing agreements, which will now expire on December 31, 2014.

Additional information regarding the Company’s executive compensation program, including information about the base salaries of the named executive officers and the Variable Compensation Plan, can be found in the Company’s 2014 proxy statement.

A copy of the Plan is included as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein. The foregoing summary is qualified in its entirety by reference thereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Fifth Third Bancorp Executive Change in Control Severance Plan, effective January 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 21, 2014	FIFTH THIRD BANCORP
(Registrant)

/S/ Mary E. Tuuk
Mary E. Tuuk
Executive Vice President of Corporate Services and Board Secretary